UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2007

BIODEL INC.
 (Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
6 Christopher Columbus Avenue Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)

(203) 798-3600
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

        On May 17, 2007, Biodel Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it has completed its initial public offering. The Company sold a total of 5,750,000 shares of its common stock, which included 750,000 shares sold upon the exercise by the underwriters of an over-allotment option, at a price to the public of $15.00 per share. The offering resulted in gross proceeds to the Company of approximately $86,250,000 and, after underwriting discounts, net proceeds of approximately $80,212,500. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated by reference herein.

Item 9.01 (a) (b) (c) (d)	Financial Statements and Exhibits. Financial Statements of Businesses Acquired. Pro Forma Financial Information. Shell Company Transactions. Exhibits.	Not Applicable. Not Applicable. Not Applicable.

Exhibit No. 99	Description Press Release of the Company dated May 17, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	BIODEL INC. By: /s/ F. Scott Reding F. Scott Reding, Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99	Description Press Release of the Company dated May 17, 2007.